THE STAR TRUST
                                 --------------
                                 TRUST AGREEMENT
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                                   AS AMENDED
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         This Star Trust, Trust Agreement, as amended (TRUST AGREEMENT) is entered into as of the Effective Date (as hereinafter defined), and with reference to the following facts:


         WHEREAS, the Grantors (as hereinafter defined) has determined to establish an irrevocable trust for the benefit of the Beneficiaries (as hereinafter defined), and to transfer to such trust property, initially consisting of approximately 651,000 shares of the common stock of COUNTRY STAR RESTAURANTS, INC., (STAR) which about 92% of all of said common stock, more fully described in Exhibit A hereto. (Star shares)


         WHEREFORE, the parties hereby agree as follows:


1.       DEFINITIONS.
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         As used herein, the following terms shall have the meanings set forth below:

         1.1 AGREEMENT. "Agreement" shall mean this Trust Agreement, as hereinafter amended.

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         1.2   ASSETS. "Assets" shall mean the Star shares, and all other assets of any nature or description, now or hereafter contributed to the Trust by the Grantors, or acquired by the Trust from any other source.

         1.3 BENEFICIARIES. "Beneficiaries" shall mean the parties described on Exhibit B hereto.

         1.4   EFFECTIVE DATE. "Effective Data" shall mean December 23, 1999.

         1.5 INTEREST. "Interest" shall mean the interest of any of the Beneficiaries in the Trust, which Interest shall be as stated on Exhibit B hereto.

         1.6   GRANTORS. "Grantors" shall mean GO-CALL INC., a Delaware
               Corporation.

         1.7 TRANSFER. "Transfer" shall mean to give, assign, transfer, convey or grant a security interest in.

         1.8 TRUST. "Trust" shall mean the Trust formed pursuant to this Agreement.

         1.9 TRUSTEE. "Trustee" shall mean Bruce Altschuld, Esq. as trustee, or his successor (s).

2.       CREATION OF TRUST; APPOINTMENT OF TRUSTEE.
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         2.1   CREATION OF TRUST. Grantors hereby create and establish a trust, and appoint and authorize the Trustee as trustee of such Trust. pursuant to the terms and provisions of this Agreement. Grantors hereby expressly agree, acknowledge and covenant that the

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               creation and establishment of this Trust is and shall be
               irrevocable. The Trustee hereby accepts such appointment, and agrees to administer the Trust in accordance with the terms and provisions of this Agreement, unless and until replaced by successor trustees as hereinafter provided.

         2.2 PURPOSE OF THE TRUST. The purpose of the Trust will be to receive, hold, convey, transfer and otherwise deal with the Assets of the Trust as the same may be constituted from time to time hereafter and to hold such Assets solely for the benefit of the Beneficiaries, pursuant to the terms of this Trust Agreement. It is the mission of the Trustee to either reorganize STAR for the benefit of the creditors and shareholders of STAR, or to liquidate STAR for the benefit of STAR's creditors and shareholders. Grantors and the Trustee, and each of them, expressly agree and acknowledge, by their execution of this Agreement, that they are familiar with all of the terms and provisions of this Agreement, and that they hereby agree and acknowledge that this Trust is created and established, and shall be administered, solely on such terms and for such purposes.

3.       DEPOSIT OF ASSETS.
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         3.1   DEPOSIT OF ASSETS. The Grantors, concurrently with the execution of this Agreement, have deposited with the Trustee, subject to the terms of this Agreement and for the sole benefit of the Beneficiaries, certain property, consisting of all of Grantors right, title and interest in and to, and has delivered to the Trustee Star shares.

         3.2 DESIGNATION OF BENEFICIARIES. The Grantors hereby irrevocably designate the entities listen on Exhibit B hereto as the Beneficiary or of the Trust. The Trustee shall treat the Beneficiaries so designated as the sole and exclusive beneficiaries of this Trust for any and all purposes whatsoever, and the Trustee shall not be bound by any attempted or purported designation of any new, additional or alternate beneficiaries.

         3.3 PROOF OF BENEFICIAL INTEREST. The Trustee shall, promptly upon any written request therefore from the Beneficiaries, deliver to the Beneficiaries a letter, duly executed by the Trustee, certifying that (i) the Beneficiary is the sole beneficiary of the Trust, and (ii) that the Assets of the Trust consist of the items listed on a schedule attached to such letter.

4.       TRANSFER OF INTEREST.
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         The Beneficiaries shall have no right, power or authority to Transfer all or any portion of the Beneficiaries interest, or any right or interest therein, during the term of this Trust.


5.       TRUSTEE.
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         5.1   NUMBER AND TERM OF TRUSTEE. There shall initially be one Trustee of this Trust. The initial Trustee shall be Bruce Altschuld, Esq. In the absence of the death of the Trustee, the Trustee shall serve in such capacity for the entire term of this Trust.

         5.2 DEATH OF TRUSTEE. All rights, powers and duties granted to or reposed in the Trustee pursuant to this Agreement are personal. The rights and duties of the Trustee shall terminate upon the Trustee's death and none of the rights, powers or duties of the Trustee hereunder may be transferred or assigned, either voluntarily or by operation of law.

         5.3 OWNERSHIP OF TRUST ASSETS. The Trustee expressly acknowledges and agrees that he is holding the Trust Assets solely for the purpose of carrying out his duties hereunder, and expressly subject to all of the terms and conditions of this Agreement. The Trustee shall have the obligation and duty to transfer such Assets to any successor Trustee(s), as necessary.

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         5.4   REPLACEMENT OF TRUSTEE. If at any time, the initial Trustee, is unable to serve as Trustee by reason of death, incapacity, resignation, or otherwise, may appoint an acceptable replacement Trustee.

6.       POWERS OF TRUSTEE: ACTION BY TRUSTEE.
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         6.1   MANAGEMENT. Subject to the provisions of Section 6.4 below, the
               Trustee shall have the full, exclusive and complete authority in the management and control of the Trust and the Trust Assets for the purposes stated herein.

         6.2 LITIGATION. Trustee shall have the right to commence, defend, settle, or compromise litigation, arbitration or other legal disputes.

         6.3 TIME: OTHER ACTIVITIES. The Trustee shall devote such time to the Trust as he shall deem reasonable necessary to carry out the Trustee's responsibilities as herein provided. It is acknowledged by the Grantors and the Beneficiaries and it is hereby agreed, that the Trustee intends to, and will, devote a substantial amount of time and effort to the business, affairs and operations of other businesses and that his services to the Trust will be of a limited part time nature.

         6.4 PROHIBITED ACTS. Notwithstanding any other provisions of this Agreement, the Trustee shall have no authority to:

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                    (a)  CONTRAVENTION. Do any act in contravention of this
                         Agreement;
                    (b) DEBT. To incur any debt or obligation on behalf of the Trust or encumbering any of the Trust Assets.
                    (c) IMPOSSIBILITY. Do any act which would make it impossible to carry out the purpose of the Trust.
                    (d) CONFESSION OF JUDGMENT. Confess a judgment against the Trust or any of the Trust Assets;
                    (e) POSSESSION. Possess any Trust Assets or assign the rights of the Trust in any Trust Assets for other than the Trust purpose; or
                    (f) ADMIT A TRUSTEE. Admit another person or persons as an additional or substitute trustee of the Trust.

         6.5 INDEMNIFICATION. The Trust shall indemnify and defend the Trustee (with counsel reasonable acceptable to the Trustee) and hold them harmless from and against any and all loss, damage, liability and expense, including settlement costs, court or other costs and reasonable attorneys' fees, to which any of them may be put or which any of them may incur by reason of or in connection with any act performed by the Trustee, or any omission or failure to act, if the performance of such act or such omission or failure to act is done in good faith, in the exercise of Trustee's

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               reasonable judgment, and is within the scope of the authority conferred upon the Trustee by this Agreement or by law.

         6.6 RELIANCE ON POWER AND AUTHORITY OF TRUSTEE. Any person not a party to this Agreement who shall deal with the Trust shall be entitled to rely conclusively upon the power and authority of the Trustee as set forth herein, and shall have no obligation to inquire further as to the extent or nature of such power or authority with respect to any action by the Trustee on behalf of the Trust.

         6.7 REIMBURSEMENT. The Trust shall reimburse the Trustee promptly for all reasonable expenses actually incurred by the Trustee which were approved by the Grantor prior to being incurred, including legal and accounting fees and costs, incurred by them in good faith in connection with the operation and maintenance of the Trust, in dealing with the Trust Assets, and in carrying out the purpose of the Trust.

         6.8 COMPENSATION TO TRUSTEE. The Trustee shall be compensated at an annual rate of $1,000 for his efforts plus compensation and reimbursement for services. In the event that any successor Trustees are appointed and agree to act, the Grantors agrees and covenants to pay the customary fees charged by such Trustees directly to such successor Trustees.

7.       RECORDS AND REPORTS.
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         7.1   BANK ACCOUNTS. All funds of the Trust, and all distributions received by the Trustee in respect of the Assets deposited pursuant hereto, will be deposited in the name of the Trust.

         7.2 BOOK OF ACCOUNTS. The Trustee shall maintain a book of accounts which shall show all sums of money received by the Trustee, all disbursements made by the Trustee, and all obligations incurred by the Trustee which are unpaid.

         7.3 INSPECTION OF RECORDS. The books and records of the Trust shall be open to inspection by any of the parties to this Agreement or the Beneficiaries or their successors at any reasonable time. The right of inspection shall include the right to make copies of the books and records, at such requesting party's costs, upon reasonable notice first given to the Trustee.

         7.4 INFORMATION. The Trustee shall obtain and forward to the Beneficiaries any and all financial statements, reports, notices or other information received by the Trustee with respect to any securities constituting Assets of the Trust, or provided or made available by any company issuing any such securities to the holders thereof.

8.       TERM AND TERMINATION OF TRUST.
         ------------------------------

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         8.1   TERM. The term of this Agreement shall continue through the sale or other disposition of the Star Shares.

         8.2   PROCEDURE AFTER TERMINATION.
                    (a) As soon as practicable after the termination of this Agreement, the Trustee shall distributor to the Beneficiaries all remaining Assets of the Trust.

9.       MISCELLANEOUS.
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         9.1   NOTICES. All notices which are to be given by any party to any other party hereunder shall be in writing, sent by registered or certified mail, postage prepaid, return receipt requested, or through a means of electronic communications followed by a confirmation letter sent by registered or certified mail, postage prepaid, return receipt requested, or delivered by hand or messenger service, with the charges therefor prepaid, addressed to the Trustee at the offices of the Trust, and addressed to the Beneficiaries at the addresses shown on the records of the Trust, or such other address as shall be notified in accordance with this Section. Notices sent in accordance with this Section shall be effective on the date of dispatch.

         9.2 SURVIVAL OF AGREEMENT PROVISIONS. All covenants, agreements, representations and warranties made herein and in the certificate

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               delivered pursuant hereto shall survive the expiration or other termination of this Agreement or the Trust.

         9.3 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement should be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and this Agreement shall be interpreted and construed as if such provision, to the extent the same shall have been held invalid, illegal, or unenforceable, had never been contained herein.

         9.4 HEADINGS. The headings of the articles and sections contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

         9.5 APPLICABLE LAW: VENUE. This Agreement is entered into, and is to be wholly performed, in the State of California and shall be governed by, construed and enforced in accordance with the internal laws of the State of California, applied to contracts made in California by California domiciliaries to be wholly performed in California. Any legal action to enforce or interpret this Agreement shall be commenced in a court or competent jurisdiction within the County of Los Angeles, the State of California.

         9.6 ATTORNEYS' FEES. In the event that any party to this Agreement shall commence any suit, action, arbitration or other proceeding

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               to enforce any right or obligation created hereby, the prevailing party in such action shall recover, in addition to any and all other amounts awarded to such party, all of such party's costs and expenses incurred in connection therewith, including attorneys' fees and costs of appeal, in any (collectively, "costs"), and any court or panel of arbitrators determining any such suit, action, arbitration or other proceeding shall make an express determination that one party therein is the prevailing party and shall make an award of expenses to such party pursuant to this Section 9.6.

         9.7 EXECUTION AND COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and such counterparts together shall constitute only one instrument. Each party hereto shall receive a duplicate original of the counterpart copy or copies executed by such parties.

         9.8 COVENANT OF FURTHER ASSURANCES. All parties to this Agreement shall perform any and all acts as well as execute and deliver any and all certificates, instruments and other documents that may be necessary or appropriate to fully carry out the provisions and the intent of this Agreement.

         9.9 BINDING EFFECT. Subject to the restrictions in Article 4 respecting transfers, this Agreement shall inure to the benefit

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               of and be binding upon all of the parties hereto and their respective executors, administrators, successors and permitted assignees.

         9.10 COMPLIANCE WITH LAWS. Nothing contained in this Agreement shall be construed to require the commission of any act contrary to law, and whenever there is a conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but in such event the provision of this Agreement affected shall be curtailed and limited only to the extent necessary to bring it within the requirement of the law.

         9.11 GENDER. As used in this Agreement, the masculine, feminine, or neuter gender, and the singular or plural number, shall be deemed to include the others whenever the context so indicates.

         9.12 NO THIRD PARTY BENEFIT. Nothing contained in this Agreement shall be deemed to confer any right or benefit on any person who is not a party to this Agreement.

         9.13 NATURE OF RELATIONSHIP. The Trust created by this Agreement is not intended to be, and shall not be deemed to be, and shall not be treated as a general partnership, limited partnership, joint venture, corporation, or joint stock company or association. The relationship of the Beneficiaries to the Trustee shall be solely that of beneficiaries of the Trust created by this Agreement and their rights shall be limited to those conferred upon them by this Agreement.

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         9.14  AMENDMENT OF AGREEMENT. This Agreement may only be amended by writing executed by all of the parties hereto.

         9.15 ADVICE OF COUNSEL. Each of the parties agrees and represents that he was not under an incapacity at the time of executing this Agreement, that he has been represented by his own counsel with regard to the execution of this Agreement or that, if acting without counsel, he has had adequate opportunity and has been encouraged to take the advice of his own counsel prior to the execution of this Agreement.


                      IN WITNESS WHEREOF, the parties have executed this

                      Agreement as of the Effective Date.



Date: 1/29700                         By: /s/ Bruce Altschuld
      ----------------------              --------------------------------------
                                      Bruce Altschuld, Esq., Trustee

                                      GRANTOR:

                                      GO CALL INC.,

                                      A Delaware Corporation

Date: 12/23/99                        By: /s/ Michael Ruge
      ----------------------              --------------------------------------
                                                Michael Ruge, CEO
                                             An Authorized Signatory
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                                      BENEFICIARY:
                                      The Star Liquidation Company. SLC
                                      A California limited Liability Corporation

Date:                                 By:
      ----------------------              --------------------------------------
                                                 Its Managing Member

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                                 PROMISSORY NOTE

$728,000.00

         FOR VALUE RECEIVED, the undersigned, Star Liquidation Corp. LLC, a California Corporation ("Payor"), promises to pay to Go-Call, Inc. ("Payee") the aggregate principal sum of Seven Hundred and Twenty Eight Thousand Dollars ($728,000), payable 5 years from the date hereof.

         This note shall bear interest at a rate of 5% per annum payable and interest is payable at maturity in lawful money of the United States of America.

         This note may be prepaid at any time in whole or from time to time in part prior to its maturity without fee or penalty, pursuant to that separate agreement between Payee and Payor.

         Presentment for payment, notice of dishonor, protest and notice of protest are hereby waived. This note shall be governed by and construed in accordance with the laws of the state of California, and enforced therein.

Effective Date:

December 22, 1999
                                      Star Liquidation Corp. LLC
                                      a California Limited
                                      Liability Corporation



                                      By: /s/ signature
                                          --------------------------------------
                                                     Managing Member


                                    Date:  12/23/99
                                          --------------------------------------